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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Fidelity Holdings, Inc.
New York, New York


         We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statements on Form S-3 filed on January 18, 2000 and May 26, 2000 of our report dated March 30, 2001 relating to the financial statements of Fidelity Holdings, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ BDO Seidman, LLP
---------------------
New York, New York
April 17, 2001